Exhibit J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 75 and Amendment No. 78 to the Registration Statement on Form N-1A of GraniteShares 2x Long IONQ Daily ETF, GraniteShares 2x Long XYZ Daily ETF, GraniteShares 2x Long MARA Daily ETF, GraniteShares 2x Short MSTR Daily ETF, GraniteShares 2x Long MRVL Daily ETF, GraniteShares 2x Long PDD Daily ETF, GraniteShares 2x Long RDDT Daily ETF, GraniteShares 2x Long RIOT Daily ETF, GraniteShares 2x Long HOOD Daily ETF, GraniteShares 2x Long NOW Daily ETF, GraniteShares 2x Long SNOW Daily ETF, and GraniteShares 2x Long VRT Daily ETF, each a series of GraniteShares ETF Trust. We also consent to the use of our report dated August 29, 2024 on the financial statements and financial highlights of the Trust which appear in the 2024 Annual Report to Shareholders which are incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 5, 2025